UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 29, 2012

Commission File Number:  333171722

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2012, ACADIA Pharmaceuticals Inc. and Allergan Sales, LLC entered into an amendment to extend the research term of the parties' March 27, 2003 collaboration (the "Amendment"). The 2003 collaboration originally provided for a three-year research term and provided for payments consisting of an upfront fee and research funding and related fees during the original research term, which ended on March 27, 2006. The parties previously had extended the research term through March 27, 2012. The Amendment extends the research term for one additional year, through March 27, 2013. During the extended research term of the Amendment, the parties will focus joint research efforts on discovery activities in ophthalmic indications. ACADIA will receive research funding during the extended research term of the Amendment. Pursuant to the Amendment, during the extended research term, Allergan could exclusively license specified chemistries and related assets for development and commercialization. If ACADIA grants Allergan such an exclusive license, ACADIA would be eligible to receive license fees and milestone payments upon the successful achievement of agreed upon clinical and regulatory objectives in addition to royalties on future product sales, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   March 5, 2012
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President & General Counsel